Exhibit 99.1

Table of 2008 Target Performance Share Unit Awards
Issued to Named Executive Officers

Named Executive Officers	2008 Performance Share Unit Awards at Target (#)
G. L. Rainwater, Chairman, President and Chief Executive Officer, Ameren	66,484
W. L. Baxter, Executive Vice President and Chief Financial Officer, Ameren	22,348
T. R. Voss, Executive Vice President and Chief Operating Officer, Ameren	19,300
S. R. Sullivan, Senior Vice President, General Counsel and Secretary, Ameren	16,862
C. D. Naslund, Senior Vice President and Chief Nuclear Officer, Union Electric Company	10,384